UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2015

Date of Report

(Date of earliest event reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-184795	99-0379615
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(866) 731-8882

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 26, 2015, That Marketing Solution, Inc., a Nevada corporation (the “Company”), entered into two Securities Purchase Agreements by which the Company agreed to privately issue and sell and the purchasers identified on the signature page to the Securities Purchase Agreements (the “Purchasers” or “Holders”) agreed to purchase  a total of two Senior Convertible Promissory Notes in the aggregate principal amount of $275,000 (the “Notes”), due and payable September 20, 2015 (the “Maturity Date”), and Common Stock Purchase Warrants (the “Warrants”) to purchase a total of two million (2,000,000) shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.50 per share (subject to adjustment in the event of stock dividends, stock splits and the like).  The Purchasers also purchased a total of 150,000 “unregistered” and “restricted” shares of the Company’s common stock (the “Shares”) under the terms of the Securities Purchase Agreement.

The principal terms of the Notes are as follows:

(i)

For each Note, if paid in full by the Maturity Date, the Company agreed to pay the sum of $137,500, which amount is the $125,000 actual amount of the purchase price plus a 10% original issue discount (the “Paid In Cash Full Purchase Price Amount”) and to pay interest on the unpaid Paid In Full Purchase Price Amount of the Notes at the rate of eight percent (8%) per annum from the date of the Notes (the “Issue Date”) until the Notes become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.  If a portion of the Paid In Cash Full Purchase Price Amount plus the Interest Rate is paid in cash by the Maturity Date, the Paid In Cash Full Purchase Price Amount shall be reduced by the amount paid in cash (not including the Interest Rate) by the Maturity Date (the “Conversion Of A Portion Purchase Price Amount”);

(ii)

if $0.00 of the Paid In Cash Full Purchase Price Amount of a Note is paid by the Maturity Date, then the sum of $262,500.00 may be paid, in the discretion of its Holder, in the form of conversion into the Company’s common stock (the “Conversion In Full Principal Amount”) plus interest as provided in Section 1.1 of each Note; or

(iii)

For each Note, if a portion of the Paid In Cash Full Purchase Price Amount plus the Interest Rate is paid in cash by the Maturity Date, the Conversion In Full Principal Amount shall be reduced by the amount that is double the amount paid in cash (not including the Interest Rate) by the Maturity Date (the “Conversion Of A Portion Purchase Price Amount”) plus interest as provided in Section 1.1 of such Note.

At any time following the Maturity Date and ending on the date that the Notes are paid in full, each Note shall be convertible into shares of the Company’s common stock at a conversion price of $0.30 per share, subject to adjustment in the event of certain Events of Default as defined in Article III of the Notes.  Such Events of Default include, but are not limited to:  (i) failure to pay principal or interest on the Notes when due; (ii) failure to timely issue conversion shares to a Holder upon any Note conversion; (iii) breach of any agreement, covenant, representation or warranty contained in any of the transaction documents; and (iv) the institution of any bankruptcy proceeding against the Company.  In the event of any Event of Default, the conversion price shall be the lower of: (i) $0.30; and (ii) 40% multiplied by the lowest bid price of the Company’s common stock during the 10 consecutive trading day period immediately preceding the trading day that the Company receives a notice of conversion.

The Warrants shall be exercisable at any time prior to the five year anniversary of their issuance date.

Forms of the Securities Purchase Agreements, the Notes and the Warrants are attached hereto as Exhibits 10.1 through 10.3, respectively, and are incorporated herein by reference.  The foregoing descriptions of such documents do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report.  The offer and sale of the Notes, the Warrants and the Shares were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in reliance on each Holder’s representation that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Form of Securities Purchase Agreement

10.2

Form of Senior Convertible Promissory Note

10.3

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION, INC.,

a Nevada corporation

Dated:  March 26, 2015

By /s/ Darren Lopez

Darren Lopez, CEO